SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    April 17, 2003




                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)




 Louisiana                       1-10294                       72-0724532
(State or other                (Commission                   (IRS Employer
jurisdiction of                File Number)                Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 7(c).  Exhibits

         The exhibit listed below is being furnished pursuant to Item 9 hereof under Regulation FD and pursuant to Item 12 hereof (reported herein under Item 9 in accordance with the guidance provided in SEC Release No. 33-8216) as a part of this current report on Form 8-K.

Exhibit No.                Description

99.29                      News Release issued by the Registrant
                           on April 17, 2003


Item 9. Regulation FD Disclosure (Item 12. Results of Operations and Financial Condition)

         The following information and exhibit is being furnished under Item 9 (Regulation FD Disclosure) and Item 12 (Results of Operations and Financial Condition):

         On April 17, 2003, Hibernia Corporation issued a news release dated April 17, 2003, announcing its financial results for the quarter ended March 31, 2003. A copy of the news release is attached as an exhibit hereto and incorporated by reference into this Item 9 and into Item 12.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HIBERNIA CORPORATION
                                          (Registrant)


Date: April 17, 2003                      By:  /s/ Cathy E. Chessin
                                          --------------------
                                          Cathy E. Chessin
                                          Senior Vice President, Secretary and
                                          Corporate Counsel



                                  EXHIBIT INDEX

Exhibit No.                    Description                          Page No.

99.29                     News Release Issued by the                   3
                          Registrant on April 17, 2003

                                                              EXHIBIT 99.29
FOR IMMEDIATE RELEASE
April 17, 2003

MEDIA INQUIRIES:                           INVESTOR INQUIRIES:
Steven Thorpe--Vice President,             Trisha Voltz--Senior Vice President
Public Relations                           and Manager, Investor Relations
Office: (504) 533-2753                     Office: (504) 533-2180
E-mail: sthorpe@hibernia.com               E-mail: tvoltz@hibernia.com


             Hibernia Reports First-Quarter Earnings of $56 Million
                  and Companywide Expense-Reduction Initiative

      NEW ORLEANS - Hibernia Corporation today reported first-quarter 2003 net income of $56.2 million, down 5% from $59.2 million in first-quarter 2002. Earnings per common share (EPS) and EPS assuming dilution were both $0.36, down 5% and 3% from $0.38 and $0.37, respectively, a year ago.
      A $14.5 million, or $9.4 million after-tax, non-cash expense for the temporary impairment of mortgage-servicing rights significantly impacted first-quarter 2003 earnings. This non-cash provision, like similar ones in recent quarters, was due primarily to an increase in the expected speed of mortgage loan prepayments resulting from the low interest rate environment and represents an after-tax per-share charge of $0.06. Without the charge, first-quarter 2003 net income would have been $65.6 million, up 11% from a year earlier, and EPS and EPS assuming dilution would have been $0.42, up 11% and 14%, respectively. Management believes that net income excluding the mortgage impairment charge is a useful measure of operating results, because the impairment expense is a temporary non-cash charge that may be recaptured in future periods if interest rates rise and prepayment speeds slow down.


                              FINANCIAL PERFORMANCE DATA
------------------------------- ------------------- ------------------ -------------
FIRST QUARTER                   2003                2002               CHANGE
------------------------------- ------------------- ------------------ -------------
Net income                      $56.2 million       $59.2 million      -5%
------------------------------- ------------------- ------------------ -------------
EPS assuming dilution           $0.36               $0.37              -3%
------------------------------- ------------------- ------------------ -------------
ROA                             1.29%               1.45%              -16 bp
------------------------------- ------------------- ------------------ -------------
ROE                             13.24%              14.94%             -170 bp
------------------------------- ------------------- ------------------ -------------
Net interest margin             4.42%               4.63%              -21 bp
------------------------------- ------------------- ------------------ -------------

      In order to help keep noninterest expense growth to no more than 2% in 2003, the company also announced that it will implement carefully considered expense reductions across the company that are expected to have minimal impact on revenue. These initiatives will include a companywide reduction in work force. Approximately 5% of the company's 5,800 positions will be affected, more than half of which are vacant positions that will be eliminated. The company expects to take these actions during the second quarter and anticipates recording a second-quarter charge related to the reduction in work force of approximately $6.0 million, or $3.9 million after tax, amounting to an after-tax per-share charge of $0.03.
      "We entered the 2003 planning process making certain assumptions about the economic landscape that we likely would face during the year," said President and CEO Herb Boydstun, "such as consumer confidence and spending, interest rates, capital spending by businesses, unemployment and a lot more. But during the first quarter, certain assumptions we had used in projecting financial performance during 2003 changed. As revenue growth became more challenging, we began looking more closely at controllable expenses. We believe this is prudent in light of continued economic uncertainty and the low rate environment."
      Excluding the after-tax non-recurring charge of $.03 per share related to the reduction in work force, 2003 EPS assuming dilution is expected to be in the range of $1.66 to $1.72. Reported EPS assuming dilution is expected to be in the range of $1.63 to $1.69.

Balance sheet, capital strong; asset quality is good
      "Hibernia's balance sheet and capital position remain strong, and asset quality is good," Boydstun said. "We continue to have the leading deposit share and brand in our markets, and our revenue stream is well-balanced."
      The net interest margin was 4.42% for first-quarter 2003, down 21 basis points from a year earlier and down 18 basis points from fourth-quarter 2002. Beginning in the first quarter, trade date securities were reclassified as noninterest-earning assets. Trade date securities previously were classified as securities in interest-earning assets. Prior periods have been restated to conform to the new presentation. As interest rates have remained low, the rate of prepayments on mortgage-backed securities has increased, and those securities have been replaced with lower-yielding, shorter-term instruments. The yield on Hibernia's investment portfolio for the quarter ended March 31, 2003, was 4.68%, down 83 basis points from a year earlier and down 39 basis points from fourth-quarter 2002. Mortgage-backed securities were 61% of Hibernia's investment portfolio at March 31, 2003. The yield on the loan portfolio was 6.49%, down 63 basis points from first-quarter 2002 and 24 basis points from fourth-quarter 2002 as loans continued to reprice in the current low-rate environment.

Rate of mortgage-loan prepayments continues to increase
      Since the beginning of 2002, Hibernia has recorded non-cash expenses for the temporary impairment of mortgage servicing rights totaling $37.7 million. At March 31, 2003, the impairment reserve totaled $53 million.
        Despite the increase in expected mortgage prepayments that have led to the temporary non-cash mortgage impairment expenses over the past few quarters, Hibernia's mortgage banking area continues to be a valuable part of the company's business. In first-quarter 2003, mortgage-loan origination and servicing fees totaled $9.4 million, up 15% from a year earlier, and gains on sales of mortgage loans totaled $12.3 million, up 49%. At the end of first-quarter 2003, the mortgage-servicing portfolio totaled $11.1 billion, of which $9.4 billion is serviced for others. As an indication of the continued demand for mortgage loans, Hibernia is closing and funding 1.5 new mortgage loans for each mortgage loan that is paid off. These new loans are being booked at lower rates, which reduces the chances they will be refinanced.
      Effective in the first quarter, mortgage loan origination and servicing fees, gains on sales of mortgage loans, mortgage-servicing rights amortization and the provision for the temporary impairment of mortgage servicing rights are listed collectively in noninterest income under "mortgage banking." In previous financial statements, amortization of mortgage-servicing rights and the provision for the temporary impairment of mortgage servicing rights were classified in "amortization of other intangibles" in noninterest expense. The reclassification is consistent with industry practice. While the reclassification did not affect net income, it did have a positive effect on the efficiency ratio. Prior periods have been reclassified to conform to the new presentation.
      Revenue, defined as taxable-equivalent net interest income and noninterest income, excluding securities transactions, totaled $246.0 million in first-quarter 2003, down 4% from $256.1 million a year earlier. This decline is primarily due to the temporary impairment and increased amortization of mortgage servicing rights.

Asset quality
o The provision for loan losses totaled $17.8 million for first-quarter 2003, down 35% from $27.5 million a year earlier.
o  Net charge-offs were $17.6 million, compared to $18.0 million a year earlier.
o The net charge-off ratio for first-quarter 2003 was 0.61%, compared to 0.65% a year earlier and 0.51% for fourth-quarter 2002. By category, the net charge-off ratio was: consumer, 0.69%, compared to 0.63% and 0.65%; commercial, 0.38%, compared to 0.35% and -0.02%; and small-business, 0.70%, compared to 1.03% and 0.76%. Commercial net charge-offs of $2.7 million in first-quarter 2003 were related entirely to what the company expects to be the final disposition of its largest nonperforming loan in the second quarter.
o Nonperforming assets at March 31, 2003, were $59.6 million, improved from $79.5 million a year earlier and $61.7 million at year-end 2002.
o Nonperforming loans at March 31, 2003, declined to $52.0 million, compared to $72.1 million a year earlier and $54.9 million at year-end 2002. Hibernia is among a group of lenders owed money by an Alabama-based healthcare company facing allegations of accounting fraud. The company does not consider this exposure material or significant enough to change its credit trend expectations.
o The nonperforming asset ratio at the end of first-quarter 2003 improved to 0.52%, compared to 0.72% a year earlier and 0.54% at year-end 2002, and the nonperforming loan ratio improved to 0.45%, compared to 0.65% and 0.48%.
o Reserve coverage of nonperforming loans increased to 410% at March 31, 2003, compared to 284% a year earlier and 388% at year-end 2002. Reserve coverage of total loans was 1.84%, compared to 1.85% for both a year earlier and at year-end 2002.
o Shared national credits totaled $796 million at March 31, 2003, compared to $809 million a year earlier.

Texas expansion
      Boydstun said that good progress is being made on Hibernia's Texas expansion program, with site selection for North Dallas branches nearly complete. The company plans to build approximately 12 branches in the North Dallas suburbs, with the first scheduled to open before year-end. The company's commercial financial center in Dallas is now fully staffed. Hibernia plans to open a second commercial financial center in Texas in the second half of this year. It will be located in the Houston area.

Additional results
      Moody's Investors Service has upgraded its rating on Hibernia National Bank's short-term deposits to Prime 1 from Prime 2 while affirming its A3 rating on long-term deposits.
      In first-quarter 2003, Hibernia repurchased 800,000 shares of its common stock under a plan announced in October that authorizes the buyback of up to 3.5 million shares over 12 months. A total of 1.5 million shares have been repurchased under that plan.
      Other first-quarter 2003 results, compared to first-quarter 2002, included the following:
o Deposits: $13.8 billion at March 31, 2003, up 8% from $12.8 billion; noninterest-bearing deposits were up 27%.
o  Loans: $11.6 billion, up 4% from $11.1 billion.
o  Net interest income: $171.7 million, up slightly from $170.9 million.
o Noninterest income: $72.5 million, down 9% from $79.6 million. As noted earlier, the provision for temporary impairment of mortgage servicing rights and the amortization of those rights in first-quarter 2003 exceeded the year-earlier amount by $21.4 million. Included in noninterest income is a gain on securities transactions of approximately $9,000 in first-quarter 2003, compared to a loss of $3.4 million a year earlier. Compared to a year earlier, first-quarter 2003 card-related fees increased 26%, insurance fees were up 17% and service charges on deposits rose 13%.
o Noninterest expense: $140.2 million, up 6% from $131.7 million. Advertising and promotional expense in first-quarter 2003 increased 31% from a year earlier primarily as a result of marketing campaigns promoting the company's Completely Free Checking program.
o Efficiency ratio: 56.97%, compared to 51.44%. The change is primarily the result of the $14.5 million provision for the temporary impairment of mortgage servicing rights. There was no impairment provision in first-quarter 2002.
o  Leverage ratio: 8.34% at March 31, 2003, unchanged from a year earlier.

      A live listen-only audio Webcast of management's conference call with analysts and the media will be available beginning at 1 p.m. CT today on the company's Internet site at www.hibernia.com or through http://www.hibernia.com/Investor_Relations/Pages/IR_FrontDoor/
0,2469,4162,00.html.
The conference also will be available in archived format at the same address through April 30.
      Hibernia, a Forbes 500 company, has $17.7 billion in assets and 263 locations in 34 Louisiana parishes and in 17 Texas and two Mississippi counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.

--------------------------------------------------------------------------------
Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, expense reductions at anticipated levels, changes in laws and regulations, the level of success of the company's asset/liability management strategies as well as its marketing, product development, sales and other strategies, and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.
--------------------------------------------------------------------------------


FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)                                                QUARTER ENDED

                                                                     March 31              March 31
                                                                       2003                  2002           CHANGE
                                                                  ---------------       --------------   ------------

  Interest income                                                       $230,758             $246,239          (6)%
  Interest expense                                                        59,027               75,321         (22)
                                                                  ---------------       --------------
      Net interest income                                                171,731              170,918           -
  Provision for loan losses                                               17,750               27,500         (35)
                                                                  ---------------       --------------
      Net interest income after provision                                153,981              143,418           7
                                                                  ---------------       --------------
  Noninterest income:
      Service charges on deposits                                         35,861               31,664          13
      Card-related fees                                                   11,076                8,789          26
      Mortgage banking                                                    (4,943)              11,245        (144)
      Retail investment fees                                               6,520                8,089         (19)
      Trust fees                                                           6,068                6,343          (4)
      Insurance                                                            4,754                4,059          17
      Investment banking                                                   2,831                2,996          (6)
      Other service, collection and exchange charges                       5,020                5,184          (3)
      Other operating income                                               5,282                4,638          14
      Securities gains (losses), net                                           9               (3,408)        100
                                                                  ---------------       --------------
            Noninterest income                                            72,478               79,599          (9)
                                                                  ---------------       --------------
  Noninterest expense:
      Salaries and employee benefits                                      74,606               70,558           6
      Occupancy and equipment                                             17,248               17,044           1
      Data processing                                                      9,418                8,380          12
      Advertising and promotional expense                                  6,962                5,321          31
      Stationery and supplies, postage and telecommunications              6,674                6,246           7
      Amortization of intangibles                                          1,339                1,584         (15)
      Other operating expense                                             23,916               22,611           6
                                                                  ---------------       --------------
            Noninterest expense                                          140,163              131,744           6
                                                                  ---------------       --------------
  Income before income taxes                                              86,296               91,273          (5)
  Income tax expense                                                      30,096               32,037          (6)
                                                                  ---------------       --------------
  Net income                                                             $56,200              $59,236          (5)%
                                                                  ===============       ==============

  Net income per common share                                              $0.36                $0.38          (5)%
  Net income per common share - assuming dilution                          $0.36                $0.37          (3)%
  Return on average assets                                                  1.29 %               1.45 %       (16)bp
  Return on average equity                                                 13.24 %              14.94 %      (170)bp



FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)                                              QUARTER ENDED
                                                                     December 31
                                                                        2002                     CHANGE
                                                                  ----------------            ------------


  Interest income                                                       $240,679                   (4)%
  Interest expense                                                        64,256                   (8)
                                                                  ---------------
      Net interest income                                                176,423                   (3)
  Provision for loan losses                                               15,000                   18
                                                                  ---------------

      Net interest income after provision                                161,423                   (5)
                                                                  ---------------
  Noninterest income:
      Service charges on deposits                                         37,144                   (3)
      Card-related fees                                                   10,861                    2
      Mortgage banking                                                     3,642                 (236)
      Retail investment fees                                               6,200                    5
      Trust fees                                                           5,693                    7
      Insurance                                                            3,860                   23
      Investment banking                                                   3,309                  (14)
      Other service, collection and exchange charges                       5,792                  (13)
      Other operating income                                               2,444                  116
      Securities gains (losses), net                                      (1,983)                 100
                                                                  ---------------
            Noninterest income                                            76,962                   (6)
                                                                  ---------------
  Noninterest expense:
      Salaries and employee benefits                                      72,598                    3
      Occupancy and equipment                                             17,150                    1
      Data processing                                                      9,245                    2
      Advertising and promotional expense                                  6,037                   15
      Stationery and supplies, postage and telecommunications              6,723                   (1)
      Amortization of intangibles                                          1,390                   (4)
      Other operating expense                                             25,583                   (7)
                                                                  ---------------
            Noninterest expense                                          138,726                    1
                                                                  ---------------
  Income before income taxes                                              99,659                  (13)
  Income tax expense                                                      34,729                  (13)
                                                                  ---------------
  Net income                                                             $64,930                  (13)%
                                                                  ===============

  Net income per common share                                              $0.42                  (14)%
  Net income per common share - assuming dilution                          $0.41                  (12)%
  Return on average assets                                                  1.53 %                (24)bp
  Return on average equity                                                 15.66 %               (242)bp


FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)                                         QUARTER ENDED
                                                              March 31          December 31      September 30
                                                               2003               2002              2002
                                                            ------------       ------------      ------------

  Interest income                                              $230,758           $240,679          $252,682
  Interest expense                                               59,027             64,256            70,517
                                                            ------------       ------------      ------------
      Net interest income                                       171,731            176,423           182,165
  Provision for loan losses                                      17,750             15,000            18,125
                                                            ------------       ------------      ------------
      Net interest income after provision                       153,981            161,423           164,040
                                                            ------------       ------------      ------------
  Noninterest income:
      Service charges on deposits                                35,861             37,144            35,998
      Card-related fees                                          11,076             10,861            10,319
      Mortgage banking                                           (4,943)             3,642            (8,741)
      Retail investment fees                                      6,520              6,200             8,028
      Trust fees                                                  6,068              5,693             6,027
      Insurance                                                   4,754              3,860             4,289
      Investment banking                                          2,831              3,309             2,965
      Other service, collection and exchange charges              5,020              5,792             4,707
      Other operating income                                      5,282              2,444             5,407
      Securities gains (losses), net                                  9             (1,983)           (1,399)
                                                            ------------       ------------      ------------
            Noninterest income                                   72,478             76,962            67,600
                                                            ------------       ------------      ------------
  Noninterest expense:
      Salaries and employee benefits                             74,606             72,598            72,607
      Occupancy and equipment                                    17,248             17,150            17,053
      Data processing                                             9,418              9,245             8,459
      Advertising and promotional expense                         6,962              6,037             6,035
      Stationery and supplies, postage and telecommunications     6,674              6,723             6,382
      Amortization of intangibles                                 1,339              1,390             1,453
      Other operating expense                                    23,916             25,583            23,823
                                                            ------------       ------------      ------------
            Noninterest expense                                 140,163            138,726           135,812
                                                            ------------       ------------      ------------
  Income before income taxes                                     86,296             99,659            95,828
  Income tax expense                                             30,096             34,729            32,672
                                                            ------------       ------------      ------------
  Net income                                                    $56,200            $64,930           $63,156
                                                            ============       ============      ============

  Net income per common share                                     $0.36              $0.42             $0.40
  Net income per common share - assuming dilution                 $0.36              $0.41             $0.40
  Return on average assets                                         1.29 %             1.53 %            1.54 %
  Return on average equity                                        13.24 %            15.66 %           15.51 %


FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)                               QUARTER ENDED
                                                              June 30           March 31
                                                               2002               2002
                                                            ------------       ------------

  Interest income                                              $247,494           $246,239
  Interest expense                                               72,763             75,321
                                                            ------------       ------------
      Net interest income                                       174,731            170,918
  Provision for loan losses                                      20,000             27,500
                                                            ------------       ------------
      Net interest income after provision                       154,731            143,418
                                                            ------------       ------------
  Noninterest income:
      Service charges on deposits                                34,051             31,664
      Card-related fees                                           9,980              8,789
      Mortgage banking                                            5,356             11,245
      Retail investment fees                                      8,171              8,089
      Trust fees                                                  6,331              6,343
      Insurance                                                   3,929              4,059
      Investment banking                                          5,763              2,996
      Other service, collection and exchange charges              5,086              5,184
      Other operating income                                      4,670              4,638
      Securities gains (losses), net                             (6,563)            (3,408)
                                                            ------------       ------------
            Noninterest income                                   76,774             79,599
                                                            ------------       ------------
  Noninterest expense:
      Salaries and employee benefits                             73,501             70,558
      Occupancy and equipment                                    16,974             17,044
      Data processing                                             8,476              8,380
      Advertising and promotional expense                         5,078              5,321
      Stationery and supplies, postage and telecommunications     6,226              6,246
      Amortization of intangibles                                 1,513              1,584
      Other operating expense                                    23,677             22,611
                                                            ------------       ------------
            Noninterest expense                                 135,445            131,744
                                                            ------------       ------------
  Income before income taxes                                     96,060             91,273
  Income tax expense                                             33,525             32,037
                                                            ------------       ------------
  Net income                                                    $62,535            $59,236
                                                            ============       ============

  Net income per common share                                     $0.40              $0.38
  Net income per common share - assuming dilution                 $0.39              $0.37
  Return on average assets                                         1.52 %             1.45 %
  Return on average equity                                        15.61 %            14.94 %



FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES
($ in millions)                                                                        QUARTER ENDED
                                                                   March 31               March 31           CHANGE
                                                                     2003                   2002
                                                               -----------------      -----------------     --------------
  Assets
    Cash and due from banks                                              $597.3                 $559.3              7 %
    Short-term investments                                                383.7                  264.2             45
    Securities                                                          3,958.3                3,478.1             14
    Mortgage loans held for sale                                          416.2                  345.8             20
    Loans                                                              11,472.7               11,133.8              3
        Reserve for loan losses                                          (212.9)                (199.5)             7
                                                               -----------------      -----------------
             Loans, net                                                11,259.8               10,934.3              3
    Other assets                                                          845.1                  796.0              6
                                                               -----------------      -----------------
        Total assets                                                  $17,460.4              $16,377.7              7 %
                                                               =================      =================

  Liabilities
    Noninterest-bearing deposits                                       $2,693.0               $2,355.4             14 %
    Interest-bearing deposits                                          10,709.9               10,349.3              3
                                                               -----------------      -----------------
        Total deposits                                                 13,402.9               12,704.7              5
    Short-term borrowings                                                 530.6                  681.4            (22)
    Other liabilities                                                     635.1                  362.8             75
    Federal Home Loan Bank advances                                     1,193.3                1,042.8             14
                                                               -----------------      -----------------
        Total liabilities                                              15,761.9               14,791.7              7

  Shareholders' equity                                                  1,698.5                1,586.0              7
                                                               -----------------      -----------------
        Total liabilities and shareholders' equity                    $17,460.4              $16,377.7              7 %
                                                               =================      =================


FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                       March 31             March 31
                                                         2003                 2002                CHANGE
                                                    --------------       --------------      --------------
  Assets
    Cash and due from banks                                $695.5               $424.2              64 %
    Short-term investments                                  187.8                517.8             (64)
    Securities                                            4,131.8              3,405.1              21
    Mortgage loans held for sale                            496.0                347.7              43
    Loans:
        Commercial                                        2,878.8              2,805.5               3
        Small business                                    2,492.9              2,458.8               1
        Consumer                                          6,178.3              5,816.0               6
                                                    --------------       --------------
            Total loans                                  11,550.0             11,080.3               4
        Reserve for loan losses                            (212.9)              (205.2)              4
                                                    --------------       --------------
             Loans, net                                  11,337.1             10,875.1               4
    Other assets                                            804.0                803.3               -
                                                    --------------       --------------
        Total assets                                    $17,652.2            $16,373.2               8 %
                                                    ==============       ==============

  Liabilities
    Noninterest-bearing deposits                         $2,963.9             $2,326.6              27 %
    Interest-bearing deposits                            10,832.6             10,445.4               4
                                                    --------------       --------------
        Total deposits                                   13,796.5             12,772.0               8
    Short-term borrowings                                   526.6                665.1             (21)
    Other liabilities                                       422.6                307.9              37
    Federal Home Loan Bank advances                       1,202.1              1,042.8              15
                                                    --------------       --------------
        Total liabilities                                15,947.8             14,787.8               8
                                                    --------------       --------------
  Shareholders' equity
    Common stock                                            319.6                315.9               1
    Surplus                                                 492.5                468.6               5
    Retained earnings                                     1,043.6                887.5              18
    Treasury stock                                         (157.2)               (60.1)            162
    Accumulated other comprehensive
           income                                            27.5                    -               -
    Unearned compensation                                   (21.6)               (26.5)            (18)
                                                    --------------       --------------
        Total shareholders' equity                        1,704.4              1,585.4               8
                                                    --------------       --------------
        Total liabilities and shareholders' equity      $17,652.2            $16,373.2               8 %
                                                    ==============       ==============




FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                              December 31
                                                                  2002               CHANGE
                                                           ---------------      ---------------
  Assets
    Cash and due from banks                                       $729.0              (5)%
    Short-term investments                                         383.3             (51)
    Securities                                                   3,651.7              13
    Mortgage loans held for sale                                   526.3              (6)
    Loans:
        Commercial                                               2,876.5               -
        Small business                                           2,507.8              (1)
        Consumer                                                 6,107.9               1
                                                           --------------
            Total loans                                         11,492.2               1
        Reserve for loan losses                                   (212.8)              -
                                                           --------------
             Loans, net                                         11,279.4               1
    Other assets                                                   823.0              (2)
                                                           --------------
        Total assets                                           $17,392.7               1 %
                                                           ==============

  Liabilities
    Noninterest-bearing deposits                                $2,867.3               3 %
    Interest-bearing deposits                                   10,613.7               2
                                                           --------------
        Total deposits                                          13,481.0               2
    Short-term borrowings                                          575.5              (8)
    Other liabilities                                              553.1             (24)
    Federal Home Loan Bank advances                              1,102.2               9
                                                           --------------
        Total liabilities                                       15,711.8               2
                                                           --------------
  Shareholders' equity
    Common stock                                                   319.2               -
    Surplus                                                        490.1               -
    Retained earnings                                            1,010.7               3
    Treasury stock                                                (142.9)             10
    Accumulated other comprehensive
           income                                                   25.4               8
    Unearned compensation                                          (21.6)              -
                                                           --------------
        Total shareholders' equity                               1,680.9               1
                                                           --------------
        Total liabilities and shareholders' equity             $17,392.7               1 %
                                                           ==============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                     March 31         December 31      September 30
                                                       2003               2002              2002
                                                  -------------      -------------     -------------
  Assets
    Cash and due from banks                             $695.5             $729.0            $683.7
    Short-term investments                               187.8              383.3             101.0
    Securities                                         4,131.8            3,651.7           3,351.0
    Mortgage loans held for sale                         496.0              526.3             470.4
    Loans:
        Commercial                                     2,878.8            2,876.5           2,803.1
        Small business                                 2,492.9            2,507.8           2,541.8
        Consumer                                       6,178.3            6,107.9           6,073.5
                                                  -------------      -------------     -------------
            Total loans                               11,550.0           11,492.2          11,418.4
        Reserve for loan losses                         (212.9)            (212.8)           (212.3)
                                                  -------------      -------------     -------------
             Loans, net                               11,337.1           11,279.4          11,206.1
    Other assets                                         804.0              823.0             821.0
                                                  -------------      -------------     -------------
        Total assets                                 $17,652.2          $17,392.7         $16,633.2
                                                  =============      =============     =============

  Liabilities
    Noninterest-bearing deposits                      $2,963.9           $2,867.3          $2,719.4
    Interest-bearing deposits                         10,832.6           10,613.7          10,352.7
                                                  -------------      -------------     -------------
        Total deposits                                13,796.5           13,481.0          13,072.1
    Short-term borrowings                                526.6              575.5             562.7
    Other liabilities                                    422.6              553.1             348.2
    Federal Home Loan Bank advances                    1,202.1            1,102.2           1,002.4
                                                  -------------      -------------     -------------
        Total liabilities                             15,947.8           15,711.8          14,985.4
                                                  -------------      -------------     -------------
  Shareholders' equity
    Common stock                                         319.6              319.2             319.1
    Surplus                                              492.5              490.1             487.6
    Retained earnings                                  1,043.6            1,010.7             969.1
    Treasury stock                                      (157.2)            (142.9)           (128.5)
    Accumulated other comprehensive
           income                                         27.5               25.4              27.0
    Unearned compensation                                (21.6)             (21.6)            (26.5)
                                                  -------------      -------------     -------------

        Total shareholders' equity                     1,704.4            1,680.9           1,647.8
                                                  -------------      -------------     -------------
        Total liabilities and shareholders' equity   $17,652.2          $17,392.7         $16,633.2
                                                  =============      =============     =============



FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                     June 30           March 31
                                                      2002               2002
                                                  ---------------    -------------

  Assets
    Cash and due from banks                             $543.7             $424.2
    Short-term investments                               116.6              517.8
    Securities                                         3,280.3            3,405.1
    Mortgage loans held for sale                         381.5              347.7
    Loans:
        Commercial                                     2,849.4            2,805.5
        Small business                                 2,502.8            2,458.8
        Consumer                                       5,993.3            5,816.0
                                                  -------------      -------------
            Total loans                               11,345.5           11,080.3
        Reserve for loan losses                         (212.3)            (205.2)
                                                  -------------      -------------
             Loans, net                               11,133.2           10,875.1
    Other assets                                         830.4              803.3
                                                  -------------      -------------
        Total assets                                 $16,285.7          $16,373.2
                                                  =============      =============

  Liabilities
    Noninterest-bearing deposits                      $2,401.2           $2,326.6
    Interest-bearing deposits                         10,380.3           10,445.4
                                                  -------------      -------------
        Total deposits                                12,781.5           12,772.0
    Short-term borrowings                                628.3              665.1
    Other liabilities                                    218.9              307.9
    Federal Home Loan Bank advances                    1,042.6            1,042.8
                                                  -------------      -------------
        Total liabilities                             14,671.3           14,787.8
                                                  -------------      -------------
  Shareholders' equity
    Common stock                                         318.2              315.9
    Surplus                                              481.4              468.6
    Retained earnings                                    927.8              887.5
    Treasury stock                                      (104.1)             (60.1)
    Accumulated other comprehensive
           income                                         17.6                  -
    Unearned compensation                                (26.5)             (26.5)
                                                  -------------      -------------
        Total shareholders' equity                     1,614.4            1,585.4
                                                  -------------      -------------
        Total liabilities and shareholders' equity   $16,285.7          $16,373.2
                                                  =============      =============


CAPTION>
FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                           1Q 2003            4Q 2002             3Q 2002
                                                       --------------      -------------      --------------

    Net income per common share                                $0.36              $0.42               $0.40
    Net income per common share - assuming dilution            $0.36              $0.41               $0.40
    Return on average assets                                    1.29 %             1.53 %              1.54 %
    Return on average equity                                   13.24 %            15.66 %             15.51 %
    Net interest margin--taxable equivalent                     4.42 %             4.60 %              4.82 %
    Efficiency ratio                                           56.97 %            53.91 %             53.65 %
    Common shares outstanding (000s)                         156,864            157,412             158,123
    Average common shares outstanding (000s)(1)              155,410            155,762             156,337
    Average common shares outstanding (000s)
          - assuming dilution(1)                             157,416            158,053             159,208
    Book value per common share                               $10.98             $10.79              $10.56
    Average equity as a % of average assets                     9.73 %             9.76 %              9.90 %
    Leverage ratio                                              8.34 %             8.45 %              8.50 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $51,978            $54,880             $58,884
    Foreclosed assets                                          6,671              5,919               5,470
    Excess bank-owned property                                   902                902                 978
                                                       --------------      -------------      --------------
        Total nonperforming assets                           $59,551            $61,701             $65,332
                                                       ==============      =============      ==============
    Loans 90 days or more past due                            $8,530            $10,843              $9,124
    Provision for loan losses                                $17,750            $15,000             $18,125
    Net charge-offs                                          $17,633            $14,578             $18,125
    Reserve for loan losses                                 $212,882           $212,765            $212,343
    Net charge-offs as a % of average loans                     0.61 %             0.51 %              0.64 %
    Reserves as a % of total loans                              1.84 %             1.85 %              1.86 %
    Reserves as a % of nonperforming loans                    409.56 %           387.69 %            360.61 %
    Nonperforming loan ratio                                    0.45 %             0.48 %              0.52 %
    Nonperforming asset ratio                                   0.52 %             0.54 %              0.57 %

(1)    net of uncommitted ESOP shares



CAPTION>
FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                          2Q 2002              1Q 2002
                                                       ---------------      --------------
    Net income per common share                                $0.40              $0.38
    Net income per common share - assuming dilution            $0.39              $0.37
    Return on average assets                                    1.52 %             1.45 %
    Return on average equity                                   15.61 %            14.94 %
    Net interest margin--taxable equivalent                     4.66 %             4.63 %
    Efficiency ratio                                           52.07 %            51.44 %
    Common shares outstanding (000s)                         158,915            159,895
    Average common shares outstanding (000s)(1)              157,548            157,610
    Average common shares outstanding (000s)
          - assuming dilution(1)                             160,570            160,989
    Book value per common share                               $10.29             $10.04
    Average equity as a % of average assets                     9.76 %             9.68 %
    Leverage ratio                                              8.37 %             8.34 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $63,408            $72,142
    Foreclosed assets                                          6,406              5,921
    Excess bank-owned property                                   978              1,450
                                                       --------------      -------------
        Total nonperforming assets                           $70,792            $79,513
                                                       ==============      =============
    Loans 90 days or more past due                            $7,789             $7,456
    Provision for loan losses                                $20,000            $27,500
    Net charge-offs                                          $12,894            $18,029
    Reserve for loan losses                                 $212,343           $205,237
    Net charge-offs as a % of average loans                     0.46 %             0.65 %
    Reserves as a % of total loans                              1.87 %             1.85 %
    Reserves as a % of nonperforming loans                    334.88 %           284.49 %
    Nonperforming loan ratio                                    0.56 %             0.65 %
    Nonperforming asset ratio                                   0.62 %             0.72 %

(1)    net of uncommitted ESOP shares


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                                    QUARTER ENDED
                                                               March 31, 2003                           December 31, 2002
                                                     ----------------------------------       ---------------------------------
                                                      Average                                  Average
                                                      Balance      Interest     Rate           Balance     Interest      Rate
                                                     ----------------------------------       ---------------------------------

Assets
   Interest-earning assets:
       Loans                                          $11,472.7     $183,862    6.49 %         $11,393.5    $193,204    6.73 %
       Securities                                       3,579.7       41,868    4.68             3,220.7      40,795    5.07
       Short-term investments                             383.7        1,377    1.46               286.5       1,349    1.87
       Mortgage loans held for sale                       416.2        5,479    5.27               528.7       7,283    5.51
                                                     -----------  -----------                 -----------  ----------
           Total interest-earning assets               15,852.3     $232,586    5.93 %          15,429.4    $242,631    6.25 %
                                                                  -----------                              ----------
   Reserve for loan losses                               (212.9)                                  (212.1)
   Noninterest-earning assets                           1,821.0                                  1,766.1
                                                     -----------                              -----------
           Total assets                               $17,460.4                                $16,983.4
                                                     ===========                              ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $5,941.5      $11,988    0.82 %          $5,620.0     $14,139    1.00 %
       Other consumer time deposits                     2,392.8       18,350    3.11             2,464.0      20,677    3.33
       Public fund certificates of deposit
          of $100,000 or more                             916.3        4,294    1.90               843.1       4,666    2.20
       Certificates of deposit of $100,000 or more        929.0        7,155    3.12               905.0       7,636    3.35
       Foreign time deposits                              530.3        1,533    1.17               574.0       1,947    1.35
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing deposits             10,709.9       43,320    1.64            10,406.1      49,065    1.87
       Short-term borrowings                              530.6        1,500    1.15               557.8       1,795    1.28
       Federal Home Loan Bank advances                  1,193.3       14,207    4.83             1,033.8      13,396    5.14
                                                     -----------  -----------                 -----------  ----------

           Total interest-bearing liabilities          12,433.8      $59,027    1.93 %          11,997.7     $64,256    2.12 %
                                                     -----------  -----------                 -----------  ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,693.0                                  2,709.0
       Other liabilities                                  635.1                                    618.6
                                                     -----------                              -----------

           Total noninterest-bearing liabilities        3,328.1                                  3,327.6
                                                     -----------                              -----------
   Total shareholders' equity                           1,698.5                                  1,658.1
                                                     -----------                              -----------
           Total liabilities and shareholders' equity $17,460.4                                $16,983.4
                                                     ===========                              ===========
Net interest income/margin                                          $173,559    4.42 %                      $178,375    4.60 %
                                                                  ===========                              ==========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                    QUARTER ENDED
                                                               March 31, 2002
                                                     ----------------------------------
                                                      Average
                                                      Balance      Interest     Rate
                                                     ----------------------------------


Assets
   Interest-earning assets:
       Loans                                          $11,133.8     $195,820    7.12 %
       Securities                                       3,314.1       45,650    5.51
       Short-term investments                             264.2        1,535    2.36
       Mortgage loans held for sale                       345.8        5,431    6.28
                                                     -----------  -----------

           Total interest-earning assets               15,057.9     $248,436    6.66 %
                                                                  -----------
   Reserve for loan losses                               (199.5)
   Noninterest-earning assets                           1,519.3
                                                     -----------

           Total assets                               $16,377.7
                                                     ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $5,556.6      $17,182    1.25 %
       Other consumer time deposits                     2,555.7       26,429    4.19
       Public fund certificates of deposit
          of $100,000 or more                             836.7        5,244    2.54
       Certificates of deposit of $100,000 or more        839.3        8,470    4.09
       Foreign time deposits                              561.0        2,219    1.60
                                                     -----------  -----------

           Total interest-bearing deposits             10,349.3       59,544    2.33
       Short-term borrowings                              681.4        2,546    1.52
       Federal Home Loan Bank advances                  1,042.8       13,231    5.15
                                                     -----------  -----------
           Total interest-bearing liabilities          12,073.5      $75,321    2.53 %
                                                     -----------  -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,355.4
       Other liabilities                                  362.8
                                                     -----------
           Total noninterest-bearing liabilities        2,718.2
                                                     -----------
   Total shareholders' equity                           1,586.0
                                                     -----------
           Total liabilities and shareholders' equity $16,377.7
                                                     ===========
Net interest income/margin                                          $173,115    4.63 %
                                                                  ===========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)
                                                                        1Q 2003             4Q 2002             3Q 2002
                                                                     -------------      --------------      --------------

    Mortgage loan origination and servicing fees                           $9,398              $9,322              $9,288
    Gains on sales of mortgage loans                                       12,263              12,389               3,498
                                                                     -------------      --------------      --------------
          Previous components of noninterest income                        21,661              21,711              12,786
                                                                     -------------      --------------      --------------

    Amortization of mortgage servicing rights                              12,104              10,069               8,028
    Provision for temporary impairment of mortgage servicing rights        14,500               8,000              13,499
                                                                     -------------      --------------      --------------
          Previous components of noninterest expense                       26,604              18,069              21,527
                                                                     -------------      --------------      --------------

    Mortgage banking - current component of noninterest income            ($4,943)             $3,642             ($8,741)
                                                                     =============      ==============      ==============

THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)

    Total serviced for third parties                                   $9,370,904          $8,971,247          $8,476,363
    Weighted average note rate                                               6.56 %              6.80 %              6.87 %
    Capitalized mortgage servicing rights, net                           $106,610            $114,403            $109,414
    Mortgage servicing rights as a percentage of servicing portfolio         1.14 %              1.28 %              1.29 %
    Average servicing fee (basis points)                                     27.8                28.0                28.1
    Mortgage servicing rights as a multiple of average servicing fee        4.09x               4.55x               4.59x
    Weighted average prepayment speed assumption                             29.1 %              26.0 %              19.9 %
    Weighted average discount rate                                            9.3 %               9.3 %               9.9 %
    Weighted average life (months)                                             39                  44                  58


FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)
                                                                       2Q 2002             1Q 2002
                                                                     -------------      --------------

    Mortgage loan origination and servicing fees                           $8,689              $8,186
    Gains on sales of mortgage loans                                        3,886               8,214
                                                                     -------------      --------------
          Previous components of noninterest income                        12,575              16,400
                                                                     -------------      --------------

    Amortization of mortgage servicing rights                               5,519               5,155
    Provision for temporary impairment of mortgage servicing rights         1,700                   -
                                                                     -------------      --------------
          Previous components of noninterest expense                        7,219               5,155
                                                                     -------------      --------------

    Mortgage banking - current component of noninterest income             $5,356             $11,245
                                                                     =============      ==============

THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)

    Total serviced for third parties                                   $8,031,779          $7,495,073
    Weighted average note rate                                               6.91 %              6.94 %
    Capitalized mortgage servicing rights, net                           $113,223            $105,618
    Mortgage servicing rights as a percentage of servicing portfolio         1.41 %              1.41 %
    Average servicing fee (basis points)                                     28.2                28.1
    Mortgage servicing rights as a multiple of average servicing fee        5.00x               5.01x
    Weighted average prepayment speed assumption                             14.3 %              13.9 %
    Weighted average discount rate                                            9.9 %               9.9 %
    Weighted average life (months)                                             78                  80
